Exhibit 4.1

Execution Version

AUTODESK, INC.

as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of September 10, 2026

$500,000,000 of 5.050% Notes due 2029

and

$500,000,000 of 5.650% Notes due 2033

THIS SEVENTH SUPPLEMENTAL INDENTURE (the “Seventh Supplemental Indenture”) is dated as of September 10, 2026 between AUTODESK, INC., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).

RECITALS

1. The Company and the Trustee executed and delivered an Indenture, dated as of December 13, 2012 (the “Base Indenture” and, as supplemented by the Seventh Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of senior debt securities evidencing its unsecured indebtedness.

2. Pursuant to Board Resolutions and an Officer’s Certificate, the Company has authorized the issuance of $500,000,000 aggregate principal amount of 5.050% Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 5.650% Notes due 2033 (the “2033 Notes” and, together with the 2029 Notes, the “Notes”).

3. The entry into this Seventh Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

4. The Company desires to enter into this Seventh Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

5. All things necessary to make this Seventh Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Terms of the Notes.

The following terms relate to the Notes:

(1) The 2029 Notes shall constitute a series of Notes having the title “5.050% Notes due 2029” and the 2033 Notes shall constitute a separate series of Notes having the title “5.650% Notes due 2033”.

(2) The aggregate principal amount of the 2029 Notes that may be initially authenticated and delivered under the Indenture shall be $500,000,000 (the “Initial 2029 Notes”) and the aggregate principal amount of the 2033 Notes that may be initially authenticated and delivered under the Indenture shall be $500,000,000 (the “Initial 2033 Notes” and, together with the Initial 2029 Notes, the “Initial Notes”). The Company may from time to time, without the consent of the Holders of Notes, issue additional 2029 Notes (in any such case, the “Additional 2029 Notes”) or additional 2033 Notes (in any such case, the “Additional 2033 Notes” and together with the Additional 2029 Notes, the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2029 Notes or the Initial 2033 Notes, as the case may be. Any Additional 2029 Notes and the Initial 2029 Notes and any Additional 2033 Notes and the Initial 2033 Notes, as the case may be, shall each constitute a single series under the Indenture and all references to the 2029 Notes shall include the Initial 2029 Notes and any Additional 2029 Notes and all references to the 2033 Notes shall include the Initial 2033 Notes and any Additional 2033 Notes, unless the context otherwise requires; provided that if such Additional Notes of the applicable series are not fungible with the applicable series of Initial Notes, for U.S. federal income tax purposes, the applicable series of Additional Notes will have a separate CUSIP number. The aggregate principal amount of each series of the Additional Notes shall be unlimited.

(3) The entire Outstanding principal of the 2029 Notes and 2033 Notes shall be payable on September 15, 2029 and on September 15, 2033, respectively.

(4) The rate at which the Notes shall bear interest shall be 5.050% per year for the 2029 Notes and 5.650% per year for the 2033 Notes. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from September 10, 2026. The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2027. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the March 1 and September 1 prior to each Interest Payment Date (in connection with the Notes, a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from the calculation of interest shall be rounded to the nearest cent.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.3 of this Seventh Supplemental Indenture.

(7) The Notes will not have the benefit of any sinking fund.

(8) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

(11) The restrictive covenants set forth in Section 1.5 hereof shall be applicable to the Notes.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) fair market value of such Principal Property as determined in good faith by the Board of Directors, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with U.S. GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the adoption of a plan by the Board of Directors of the Company relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of the Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or (4) the Company consolidates with, or merges with or into, any “person” (as defined above), or any “person” (as defined above) consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the outstanding Voting Stock of such other “person” (as defined above) is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” (as defined above) or any direct or indirect parent company of any surviving “person” (as defined above) immediately after giving effect to such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) no “person” (as defined above) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of the Company and the assets of its consolidated Subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by the Company in accordance with U.S. GAAP contained in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed or any amendment thereto (and not subsequently disclaimed as not being reliable by the Company) pursuant to the Exchange Act by the Company prior to the time as of which Consolidated Net Tangible Assets is being determined, or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared by the Company in accordance with U.S. GAAP.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any Person, any indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

“Lien” means any mortgage, security interest, pledge, lien, charge, or other similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any direct or indirect Subsidiaries of the Company or (2) the financing of a project involving the development or expansion of properties of the Company or any direct or indirect Subsidiaries of the Company, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Seventh Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.3 of this Seventh Supplemental Indenture.

“Par Call Date” means August 15, 2029 with respect to the 2029 Notes and July 15, 2033 with respect to the 2033 Notes.

“Permitted Liens” has the meaning set forth in Section 1.5 hereto.

“Principal Property” means the land, improvements, buildings and fixtures owned by the Company or any of its wholly-owned domestic Subsidiaries that constitutes the Company’s principal offices in San Francisco, California, any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be of material importance to the Company’s and its Subsidiaries’ business, taken as a whole.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a Substitute Rating Agency.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Ratings Event” means that the series of Notes ceases to be rated Investment Grade by both Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the series of Notes is under publicly announced consideration for a possible rating downgrade by either of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the series of Notes below Investment Grade or (y) publicly announces that it is no longer considering the series of Notes for possible downgrade, provided that no such extension will occur if on such 60th day the series of Notes are rated Investment Grade by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency). If either Rating Agency is not providing a rating of the Notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the sum of present values of the remaining scheduled payments of the principal thereof and interest thereon discounted to the Optional Redemption Date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (a) 10 basis points in the case of the 2029 Notes, or (b) 15 basis points in the case of the 2033 Notes.

“Restricted Subsidiary” means any domestic Subsidiary that owns any Principal Property other than (1) any Subsidiary primarily engaged in financing receivables or in the finance business, or (2) any of the Company’s less than 80%-owned Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or on the over-the-counter markets.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any Principal Property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person, excluding (1) leases for a term, including renewals at the option of the lessee, of not more than three years, and (2) leases between the Company and a Subsidiary or between Subsidiaries of the Company.

“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Treasury Rate” means, with respect to any Optional Redemption Date, the yield determined by the Company in the following manner:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities – Treasury constant maturities – Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable Optional Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the Optional Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3 Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Seventh Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) Prior to the applicable Par Call Date, each series of Notes shall be redeemable, in whole or in part, at any time and from time to time, at the Company’s option. Upon redemption of the applicable series of Notes prior to the applicable Par Call Date, the Company shall pay an Optional Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (A) the Remaining Scheduled Payments of such series of Notes to be redeemed, less (B) interest accrued to the Optional Redemption Date, and

(ii) 100% of the aggregate principal amount of such series of Notes to be redeemed,

plus, in either case, in addition to such Optional Redemption Price, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

Upon redemption of the Notes of the applicable series on or after the applicable Par Call Date, the Company may, at its option, redeem any of the Notes of such series, in whole or in part, at any time and from time to time, at an Optional Redemption Price equal to 100% of the aggregate principal amount of the Notes of such series being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the Optional Redemption Date.

Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such series of Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(c) On and after the Optional Redemption Date for the applicable series of Notes, interest shall cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the applicable Optional Redemption Price and accrued interest, if any. On or before 12:00 p.m., New York City time, on the Optional Redemption Date for the applicable series of Notes, the Company shall deposit with the Trustee or a paying agent, funds sufficient to pay the Optional Redemption Price of such series of Notes to be redeemed on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Notes of such series shall be redeemed in accordance with Section 3.02 of the Base Indenture. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note of such series will state the portion of the principal amount of such Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of such Note will be issued in the name of the holder of the Note of such series upon surrender for cancellation of the original note. For so long as the Notes are held by The Depository Trust Company, Euroclear Bank SA/NV, as operator of the Euroclear System, or Clearstream Banking S.A. (or another Depository), the redemption of the Notes of either series shall be done in accordance with the policies and procedures of the Depository. Any redemption or Notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

(d) Notice of any redemption shall be delivered at least 10 days but not more than 60 days before the Optional Redemption Date to each Holder of the Notes of such series to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 5 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be provided in accordance with Section 3.02 of the Base Indenture. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price, calculated as described above in clause (b), shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes of a series called for redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Section 1.4 Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company shall have exercised its right to redeem the 2029 Notes and 2033 Notes in full, as set forth in Section 1.3 of this Seventh Supplemental Indenture or the Company shall have defeased the Notes or have satisfied and discharged the Notes, as set forth in Article XI of the Base Indenture, each Holder of the 2029 Notes and 2033 Notes shall have the right (a “Change of Control Right”) to require the Company to repurchase all or any part of such Holder’s 2029 Notes and 2033 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the 2029 Notes and 2033 Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000), plus accrued and unpaid interest, if any, on the 2029 Notes and 2033 Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of

Control Repurchase Event, or at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (a “Change of Control Notice”) to each Holder of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and the Company’s obligation to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”). The Change of Control Notice shall, if delivered prior to the date of the consummation of the Change of Control, state that the Company’s obligation to repurchase the Notes is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date. Holders of Definitive Securities electing to have a Note repurchased pursuant to this Section 1.4 will be required to surrender the Notes, with the form entitled “Option of Securityholder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or Holders of Global Securities must transfer their Notes to the paying agent by book-entry transfer pursuant to the Applicable Procedures of the paying agent, prior to the close of business on the Business Day prior to the Change of Control Payment Date.

Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Company.

(c) The Company will not be obligated to repurchase the Notes pursuant to this Section 1.4 if a third party agrees to repurchase the Notes in the manner, at the times required and otherwise in compliance with the requirements for the Company under this Indenture, and such third party repurchases all Notes properly tendered and not withdrawn by the Holders.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.4 by virtue of any such conflict.

Section 1.5 Additional Covenants.

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(a) Limitation on Liens.

The Company will not incur, and will not permit any of its Restricted Subsidiaries to incur, any indebtedness secured by a Lien on any Principal Property of the Company or any of its Restricted Subsidiaries or upon shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, or shares of stock or indebtedness of any Restricted Subsidiary, are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time the Company or such Restricted Subsidiary also secures all payments due under any series of Notes having the benefit of this Section (together with, if the Company shall so determine, any other indebtedness or guarantees of the Company or any Subsidiary of the Company ranking equally with the Notes or such guarantee), on an equal and ratable basis with, or at the option of the Company, prior to, such other indebtedness so secured for so long as such other indebtedness shall be so secured.

The foregoing prohibition shall not apply to any of the following Liens (“Permitted Liens”):

(1) Liens on property, shares of stock or indebtedness existing with respect to any Person at the time such Person becomes a Subsidiary of the Company or a Subsidiary of any Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by the Company or any of its Subsidiaries or a Subsidiary of any Subsidiary of the Company of such property, shares of stock or indebtedness or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property and related costs and expenses, the construction or the making of the improvements;

(3) any Lien securing indebtedness of the Company or a Subsidiary of the Company owing to the Company or to any of its Subsidiaries;

(4) Liens existing on the date when the Company first issues Notes pursuant to this Indenture (other than any Additional Notes);

(5) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7) Liens created to secure the Notes;

(8) Liens imposed by law, such as materialmen’s, workmen’s or repairmen’s, carriers’, warehousemen’s and mechanic’s Liens or other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;

(11) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the U.S. to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the property covered thereby in the ordinary course of business and which do not, in the Company’s opinion, materially detract from the value of such properties;

(13) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens; or

(14) any extension, renewal or replacement of any Lien referred to in clauses (1) through (13) above, inclusive, so long as (i) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except to the extent of any fees or other costs associated with any such extension, renewal or replacement) and (ii) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property).

Notwithstanding the restrictions set forth in the second paragraph of Section 1.5(a) of this Seventh Supplemental Indenture, the Company and its Restricted Subsidiaries will be permitted to incur indebtedness secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (14) above), together with all Attributable Debt outstanding pursuant to second paragraph of Section 1.5(b) of this Seventh Supplemental Indenture, does not exceed the greater of $500 million and 15% of the Consolidated Net Tangible Assets of the Company. The Company and its Restricted Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

(b) Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the date of the initial issuance of the Notes (other than any Additional Notes);

(2) such transaction was for the sale and leasing back to the Company or any of its wholly owned Subsidiaries of any Principal Property by one of its Restricted Subsidiaries;

(3) such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);

(4) the Company would be entitled to incur indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the second paragraph of Section 1.5(a) of this Seventh Supplemental Indenture; or

(5) The Company or any Restricted Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business (including the purchase or development of other Principal Property) or to the retirement of indebtedness that is pari passu with the Notes (including the Notes) within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu indebtedness, the Company may deliver Notes to the trustee for cancellation, such Notes to be credited at the cost thereof to it.

Notwithstanding the restrictions set forth in Section 1.5(b) of this Seventh Supplemental Indenture, the Company and its Restricted Subsidiaries may enter into any sale and leaseback transaction which would otherwise be subject to the restrictions in the first paragraph of Section 1.5(b) of this Seventh Supplemental Indenture, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of Section 1.5(a) of this Seventh Supplemental Indenture, does not exceed the greater of $500 million and 15% of the Consolidated Net Tangible Assets of the Company.

Section 1.6 Events of Default.

This Section 1.6 shall replace Section 6.01 of the Base Indenture with respect to the Notes only.

(a) With respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1) default in the payment of any interest on any Note of such series when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or a Paying Agent prior to the expiration of such 30-day period);

(2) default in the payment of the principal of or any premium, if any, on, any Note of such series when due at its Stated Maturity, upon optional redemption pursuant to Section 1.3 of this Seventh Supplemental Indenture or otherwise;

(3) failure by the Company to repurchase the Notes tendered for repurchase following a Change of Control Repurchase Event in accordance with Section 1.4 of this Seventh Supplemental Indenture;

(4) default in the performance or breach of any covenant by the Company in the Indenture (other than those referred to in (1), (2) or (3) above and other than a covenant that has been included in the Indenture solely for the benefit of another series of Securities), which default continues uncured for a period of 90 days after the Company receives, by registered or certified mail, written notice from the Trustee or the Company and the Trustee receive, by registered or certified mail, written notice from the Holders of not less than 25% in principal amount of the Notes of the affected series Outstanding;

(5) the entry by a court having competent jurisdiction of:

(A) an order for relief in respect of the Company in an involuntary proceeding under any Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B) a final and non-appealable order appointing a Custodian, of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days;

(6) the commencement by the Company of a voluntary proceeding under any Bankruptcy Law or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any Bankruptcy Law or the filing by the Company of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

(7) (a) the failure by the Company to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its Subsidiaries) outstanding in an amount in excess of $200,000,000 and continuance of this failure to pay or (b) a default on any indebtedness of the Company (other than indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $200,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of Outstanding Notes (including any Additional Notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the Event of Default will be deemed cured.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Seventh Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Amendment to Section 11.03.

For purposes of this Seventh Supplemental Indenture, references in Sections 11.03(c)(iv) and 11.03(c)(v) of the Base Indenture to “Holders” of Outstanding Securities shall be deemed to refer to beneficial owners of such Outstanding Securities.

Section 2.3 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Seventh Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.4 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.5 Governing Law.

This Seventh Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.6 Separability.

In case any provision in this Seventh Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Counterparts.

This Seventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 2.8 Conflicts with Base Indenture

In the event that any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the Seventh Supplemental Indenture will control.

Section 2.9 No Benefit.

Nothing in this Seventh Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Seventh Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed all as of the day and year first above written.

AUTODESK, INC.

By:	/s/ Janesh Moorjani
Name: Janesh Moorjani
Title: Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David A. Jason
Name: David A. Jason
Title: Vice President

EXHIBIT A

FORM OF [ ]% NOTES DUE 20[ ]

[Insert the Global Security legend, if applicable]

AUTODESK, INC.

[  ]% NOTES DUE 20[  ]

No. [ ]	$[ ]
CUSIP No. [ ]

Autodesk, Inc., a Delaware corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal sum of $[ ] on September 15, 20[ ].

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

1

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

AUTODESK, INC.

By:
Name:
Title:

2

CERTIFICATE OF AUTHENTICATION

This is one of the [   ]% Notes due 20[  ] issued by Autodesk, Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: [   ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

3

(Reverse of Note)

AUTODESK, INC.

[ ]% Notes due 20[ ]

This security is one of a duly authorized series of debt securities of Autodesk, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of December 13, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of September 10, 2026 (the “Seventh Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Seventh Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Seventh Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of [ ]%. The Company will pay interest semi-annually on March 15 and September 15 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be March 15, 2027. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts resulting from this calculation shall be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the Persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption or there is a Change of Control Notice, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such

4

Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture. If any of the Notes are no longer represented by a Global Security, payment of interest on certificated notes in definitive form may, at the option of Company, be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon request of any Securityholder of at least $5,000,000 principal amount of Securities, wire transfer to an account located in the United States maintained by the such payee.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[  ]% Notes due 20[  ]”, initially limited to $500,000,000 in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Seventh Supplemental Indenture. Requests may be made to: Autodesk, Inc., One Market Street, Suite 400, San Francisco, California 94105, Attention: Chief Legal Officer.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.3 of the Seventh Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem this Security or the Company has defeased this Security or satisfied and discharged this Security, the holder of this Security will have the right to require that the Company purchase all or a portion, (such principal amount to be equal to $2,000 or any integral multiple of $1,000 in excess of $2,000), of this Security at a purchase price equal to 101% of the principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased to, but excluding, the date of purchase. Within 30 days following any Change of Control Repurchase Event, the Company shall deliver a notice to each Holder, in accordance with Section 1.4 of the Seventh Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Right.

5

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the Outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Securityholders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Securityholders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Securityholders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Securityholders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Securityholders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Securityholder of this Security shall be conclusive and binding upon such Securityholder and upon all future Securityholders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6

11. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Seventh Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Seventh Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

7

16. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. The Base Indenture, the Seventh Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

8

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

9

OPTION OF SECURITYHOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.4 of the Seventh Supplemental Indenture, check the box: ☐ 1.4 Change of Control Repurchase Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.4 of the Seventh Supplemental Indenture, state the amount:

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Tax I.D. number

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

10